EXHIBIT 99.11

Weikang Bio-Technology Announces Completion of $5.0 Million Private Placement

Over-Subscribed Offering Proceeds to Drive Media Campaign for Product Awareness

HARBIN, China, February 1, 2011 /PRNewswire-Asia-FirstCall/ -- Weikang Bio-Technology Group Co., Inc. (OTCBB: WKBT) ("Weikang" or the "Company"), a leading developer, manufacturer and marketer of Traditional Chinese Medicine (TCM), Western prescription and OTC pharmaceuticals and other health and nutritional products in the People's Republic of China, today announced the completion of its private placement offering for aggregate gross proceeds of $5.0 million (the “WKBT Offering”).

A total of 520,831 units were sold in the WKBT Offering, with each unit comprised of (i) four shares of common stock, (ii) a three-year warrant to purchase one share of common stock at an exercise price of $3.60 per share (the “Series C Warrant”), and (iii) a three-year warrant to purchase one share of common stock at an exercise price of $4.80 per share (the “Series D Warrant”). In connection with the Offering, the Company issued a total of 2,083,324 shares of common stock, Series C Warrants to purchase up to 520,831 shares of common stock and Series D Warrants to purchase up to 520,831 shares of common stock.

Hunter Wise Securities, LLC acted as the Company’s lead placement agent in connection with the Offering.

“We are pleased to announce the successful completion of our private placement financing,” said Mr. Yin Wang, Chairman and CEO of WKBT. “Weikang continues to advance as a U.S. publicly-traded company and now has a much more diversified shareholder base,” said Chairman Wang. “The Offering will finance a media campaign utilizing print, radio and television to create further awareness of Weikang products in our markets.”

The Offering proceeds from today’s completion of the $5.0 million placement and the Company’s first financing for $2.5 million in January 2010 will meet WKBT’s external investment requirement under the November 2007 FIE business license granted by the Heilongjiang Office of the State Administration for Industry and Commerce (“SAIC”) which in March 2010 was extended until November 2027. WKBT’s wholly-owned subsidiary Sinary Bio-Technology Holdings Group, Inc. is the 100% owner of Heilongjiang Weikang's registered capital.

The securities offered in the private placement Offering have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the shares of common stock and shares of common stock issuable upon exercise of the Series C Warrants and the Series D Warrants issued in the private placement Offering.

About Weikang Bio-Technology Group Co., Inc.
Weikang Bio-Technology Group Co., Inc. is principally engaged in developing, manufacturing and distributing Traditional Chinese Medicine (TCM), and health and nutritional supplements in China, in compliance with requisite Chinese licenses and approvals. The Company is also expanding its business scope to develop, manufacture and distribute Chinese herbal extract products and GMP certified western prescription and OTC pharmaceuticals through its acquisition of Tianfang Pharmaceutical Co., Ltd.  For more information, please visit http://www.weikangbio.com.

Safe Harbor Statement
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Paul Kuntz, Senior Specialist
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 0
Email: info@redchip.com

Jing Zhang, Chief Representative
RedChip Companies Beijing Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

Placement Agent Contact:

Dan McClory, Managing Director
Hunter Wise Financial Group, LLC
Tel: +1-949-732-4102
Email: dmcclory@hunterwise.com